EXHIBIT 4.3.12A

                                BOARD RESOLUTION



         RESOLVED, that the Board of Directors of General Communication, Inc. ("Company") hereby approves increasing the allocation of additional shares to the Company's Qualified Employee Stock Purchase Plan ("Plan") as follows ("Plan Stock"):

         (1)      Class A -- 2,000,000 shares;
         (2)      Class B -- 400,000 shares;

         RESOLVED FURTHER, that the Board approves filing a registration statement pursuant to the federal Securities Act of 1933, as amended ("Securities Act") and, in particular, in the format of Form S-8, where such registration statement will pertain specifically to the registration of the offer of the Plan Stock and such Plan Stock will be offered or acquired through the Plan, as amended on this date; and

         RESOLVED FURTHER, that the president and other officers of the Company are directed to take such steps as are necessary to register the offer of the Plan Stock and otherwise to be in compliance with the Securities Act and other securities laws.



Amendment to Registration Statement (S-8)                                Page 20